UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2014 (January 14, 2014)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective January 14, 2014 and in connection with an acquisition by a Canadian subsidiary of Quanta Services, Inc. (“Quanta”), Quanta amended its Certificate of Incorporation by filing a Certificate of Designation of Series G Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation designates a new series of preferred stock, consisting of one share of Series G Preferred Stock, par value $0.00001 per share, issued on the same date in an exempt transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to the holder of exchangeable shares issued by the Canadian subsidiary of Quanta as partial consideration for the acquisition.

The Series G Preferred Stock provides the holder of the exchangeable shares voting rights in Quanta common stock equivalent to the number of exchangeable shares outstanding at any time. As of January 14, 2014, 899,858 exchangeable shares were outstanding. If no exchangeable shares or securities convertible, exchangeable or exercisable for exchangeable shares are outstanding at any time, the Series G Preferred Stock will be automatically redeemed by Quanta for $1.00. No dividends are payable with respect to the Series G Preferred Stock. The exchangeable shares may be exchanged at the option of the holder for Quanta common stock on a one-for-one basis. The above description of the rights of the Series G Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series G Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2014	QUANTA SERVICES, INC.

	By:	/s/ Carolyn M. Campbell
Name: Carolyn M. Campbell
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series G Preferred Stock